Exhibit 99.1

PR INQUIRIES:                                IR INQUIRES:
Paula Yurkovich                                Charles Messman
Smith Micro Software                                Smith Micro Software
+1 (412) 260-1259                                +1 (949) 362-5800

pr2@smithmicro.com IR@smithmicro.com

Smith Micro Today Announces Notice of Termination from Tier 1 Carrier for the Company’s Family Safety Solution

Company Expects to Continue to Recognize Revenue under the Contract Through Remainder Of The Fiscal Year.

PITTSBURGH, PA, February 27, 2023, (Nasdaq: SMSI), Smith Micro Software, Inc. today announced that on February 21, 2023, the Company received written notice of contract termination from a U.S.-based Tier 1 carrier customer for the Company’s family safety solution, effective June 30, 2023. At the customer’s election, the Company remains obligated to deliver service under the agreement for a transition period of up to 180 days beyond June 30, 2023. The Company is reviewing and expects to take appropriate action to reduce expenses associated with the affected customer agreement, and will reallocate certain resources to the Company’s multiple other Tier 1 U.S. carrier customers and to its customers outside of the U.S.
“We were surprised to have received this notice from our customer, and though we are disappointed, we believe we have positioned the Company well over the past few years to diversify our overall client base. This customer portfolio will continue to include our largest Tier 1 customer and another Tier 1 carrier that just recently entered into a new multi-year contract with us for our family safety solutions,” said William W. Smith Jr., President, and CEO of Smith Micro.
Mr. Smith continued, “Looking ahead, we will continue to honor our obligations under the terminating contract through the remainder of the fiscal year while receiving compensation in accordance with the terms of the existing contract. We will also immediately take steps to reallocate resources to accelerate growth and integration efforts with our other customers and

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partners. We will also accelerate the cost saving initiative that began last year, to better align our cost structure model as we look to return the Company to growth and profitability.”
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, cable MSOs and mobile device retailers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

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Forward-Looking Statements
Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, anticipated growth and potential new growth opportunities, other projections of our outlook or performance and our future business plans, and the benefits that we believe our solution will offer to our customers and its end users, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will,” “may” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, our ability to compete effectively with other software and technology companies, the existence and terms of our convertible notes and related agreements, including that they may restrict our ability to obtain additional financing or pursue new growth opportunities, and adversely affect our business, financial condition and cash flows from operations in the future, and our ability to obtain sufficient financing to support new growth opportunities that we identify. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.